UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 27, 2013

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Federal Home Loan Bank of Indianapolis (“Bank”) announces the retirement of its President - Chief Executive Officer, Milton J. Miller, due to medical reasons. On June 27, 2013, Mr. Miller informed the Bank's Board of Directors (“Board”) of his decision to retire effective July 1, 2013. As previously reported, Mr. Miller was on medical leave from his position at the Bank from April 18, 2013 through June 6, 2013.
On June 27, 2013, the Board adopted a resolution (“Resolution”) appointing Cindy L. Konich and Jonathan R. West as Acting Co-President - Chief Executive Officers of the Bank, effective July 1, 2013. Those appointments are expected to remain in effect until the Board appoints a permanent replacement as President - Chief Executive Officer. As previously reported, Ms. Konich and Mr. West served as the Bank's Acting Co-President - Chief Executive Officers during Mr. Miller's medical leave. Pursuant to the Resolution, either Ms. Konich or Mr. West may perform functions required of the Bank's President - Chief Executive Officer. The Resolution also authorizes either Ms. Konich or Mr. West to act as the Bank's Principal Executive Officer under Securities and Exchange Commission (“SEC”) rules and authorizes either of them to execute securities filings and related certifications for the SEC on behalf of the Bank in such capacity. Ms. Konich serves as the Bank's Executive Vice President - Chief Operating Officer - Chief Financial Officer (and Principal Financial Officer under SEC rules). She has been employed by the Bank since 1984. Mr. West serves as the Bank's Executive Vice President - Chief Operating Officer - Business Operations. He is former General Counsel to the Bank and has been employed by the Bank since 1985. Additional information concerning the Bank's Executive Officers may be found in the Bank's Annual Report on Form 10-K, filed with the SEC on March 15, 2013 (“Form 10-K”).
The Board has established a process through which it will implement its previously-adopted Succession Management Plan to select and appoint a permanent replacement as President - Chief Executive Officer. Mr. Miller has expressed to the Board his willingness to assist the Board with transitional matters following his retirement. However, no compensation would be paid to Mr. Miller for any such assistance.
Under the Bank's current compensation and benefits arrangements, Mr. Miller will be entitled to certain compensation and benefits after his retirement. He will also receive his pro rata base salary for any accrued but unused vacation.
Mr. Miller is eligible to receive pro rata awards of incentive compensation under the Bank's Incentive Plan established for 2012 and subsequent years (as amended May 29, 2013, “Incentive Plan”). Awards under the Incentive Plan are expected to include both an annual award for 2013 (pro-rated) and deferred awards, which are subject to the Bank's achievement of specified performance goals, with potential payments for periods ending December 31, 2014 and December 31, 2015.
In addition, Mr. Miller is eligible for a pro-rated payout under the terms of the Bank's Long-Term Incentive Plan (“LTI Plan”), which preceded the Incentive Plan. The LTI Plan is based on a three-year performance period that ends December 31, 2013, subject to certain modifications for 2012 and 2013 made pursuant to the Incentive Plan.
Mr. Miller is also entitled to receive benefits provided by the Bank's Defined Benefit Pension Plan (“DB Plan”) and the Bank's two Supplemental Executive Retirement Plans (“SERPs”) (one of which was frozen effective December 31, 2004). The DB Plan and SERPs provide benefits based on a combination of a participant's length of service, age and annual compensation, as adjusted pursuant to an arrangement made by the Board for Mr. Miller when he was re-hired as the Bank's President - CEO in July 2007, as further described in the Form 10-K.
Mr. Miller also participated in the Bank's Defined Contribution Plan (“DC Plan”), a retirement savings plan qualified under the Internal Revenue Code (Section 401(k)). Under the DC Plan, the Bank matches participant contributions up to specified limits.
The Bank did not enter into any new compensation plan, contract or arrangement with Mr. Miller in connection with his retirement. The foregoing summaries of the Incentive Plan, LTI Plan, DB Plan, SERPs and DC Plan are qualified in their entirety by reference to the plans as described in and filed with the Bank's Form 10-K.
Safe Harbor Statement
This document may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 concerning plans, objectives, goals, strategies, future events or performance. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or the negative of these terms or comparable terminology. Any forward-looking statement contained in this document reflects our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in any forward-looking statements.
Any forward-looking statement contained in this document speaks only as of the date on which it was made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2013

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/K. LOWELL SHORT, JR.
K. Lowell Short, Jr.
Senior Vice President - Chief Accounting Officer

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel